UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2011

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

    Helix Energy Solutions Group, Inc. (the “Company”) announced that it is publishing an updated Company presentation on its website today to be used in communications with investors as well as upcoming investor conferences.  The presentation includes updates to the Company’s current oil and gas production profile, debt position, liquidity profile, commodity hedging positions and the composition of planned 2011 capital expenditures.

  The Company also announced that it will make presentations to attendees at the Barclays CEO Energy-Power Conference in New York, New York on September 7, 2011 at 12:25 p.m., EDT, as well as the Johnson Rice & Company Energy Conference in New Orleans, Louisiana on October 4, 2011 at 11:15 a.m., CDT.

The press release disclosing the upcoming conferences and updated Company presentation is attached hereto as Exhibit 99.1 and the updated Company presentation is attached hereto as Exhibit 99.2.   Each of the exhibits is incorporated by reference herein. The presentation materials have also been posted in the Presentations section under Investor Relations of Helix’s website, www.HelixESG.com.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                      Description
----------                      --------------
99.1	Press Release dated August 22, 2011 announcing upcoming conference presentations and updated Company presentation.

99.2	Updated Company presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 22, 2011

         HELIX ENERGY SOLUTIONS GROUP, INC.

          By:              /s/ Anthony Tripodo
          Anthony Tripodo
              Executive Vice President and
                               Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

99.1	Press Release dated August 22, 2011 announcing upcoming conference presentations and updated Company presentation.

99.2	Updated Company presentation.